SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of Earliest Event Reported):  March 7, 1997 (3/3/97)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events
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          In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3
(No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.



                                             Contact:  Susan Gaffney
                                                       (302) 774-2698



          Wilmington, Del., March 3 -- DuPont's board of directors has approved a two-for-one common stock split. This is subject to DuPont stockholder approval of an increase in the number of authorized common shares from 900 million shares of $0.60 par value to 1.8 billion shares of $0.30 par value. Stockholders will vote on the share increase at the annual meeting on April 30, 1997.

          One additional share of common stock will be distributed on June 12, 1997 for each share of common stock held on the record date of May 15, 1997.

          Chairman Edgar S. Woolard said, "Splitting the company's stock will result in a market price that is more attractive to a broader group of investors."




3/3/97








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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




March 7, 1997

























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